Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of James Hardie Industries plc of our report dated November 20, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting of The AZEK Company, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, IL
May 27, 2025